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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 10, 2002


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 Exact Name of Registrant               Commission        I.R.S. Employer
 as Specified in Its Charter            File Number       Identification No.
 ---------------------------            -----------       ------------------

 Hawaiian Electric Industries, Inc.        1-8503             99-0208097



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                                 State of Hawaii
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                   900 Richards Street, Honolulu, Hawaii 96813
             ------------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:      (808) 543-5662


                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

News release
------------

On June 10, 2002 HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS INACCURACIES IN JUNE 7, 2002 PACIFIC BUSINESS NEWS ARTICLE


HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) reports that a June 7, 2002 Pacific Business News article entitled "ASB, broker in legal battle over investments," contains false information about the losses incurred by the company and its wholly-owned subsidiary, American Savings Bank, F.S.B.

"The article falsely states that HEI and American lost $98 million of a $114 million investment and half of American's capital," stated Robert F. Clarke, HEI chairman, president & CEO. "This greatly exaggerates the actual losses and grossly misrepresents the effect of the disputed investments on American Savings Bank's capital structure. American Savings Bank has always been considered `well-capitalized' under all applicable banking regulations. It holds that status today." Clarke added, "Because there are numerous inaccuracies in the Pacific Business News article, it should be disregarded."

For accurate information, investors and interested parties should refer to HEI's public filings with the Securities and Exchange Commission beginning in July 2000.

HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii's residents and a wide array of banking services to consumers and businesses through the state's third largest bank.

                                       ###



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                        (Registrant)


                                  /s/ Curtis Y. Harada
                                  ----------------------------------------------
                                  Curtis Y. Harada
                                  Controller

                                  (Principal Accounting Officer)

                                  Date:  June 10, 2002



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